Exhibit 23.1

Nevada Office: 770 East Warm Springs Road Suite 225 Las Vegas, Nevada 89119 702.413.6000 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2026 on the consolidated financial statements of Safe Pro Group Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Safe Pro Group Inc. for the year ended December 31, 2025.

/s/ RBSM LLP

Las Vegas, NV

June 3, 2026